Exhibit 10.11

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”) is made and entered into on June   29, 2007 by and among Newlook Industries Corp. (“Newlook”) and Wireless Age Communications, Inc. (“Wireless Age,” and together with Newlook, each a “Party” and collectively the “Parties”):

WHEREAS, on August 3, 2006, Wireless Age entered into a Preferred Stock Purchase Agreement (the “Barron Purchase Agreement”) with Barron Partners LP (“Barron”), pursuant to which Barron acquired Series A Preferred Shares and warrants to purchase shares of Wireless Age’s common stock; and

WHEREAS, at the closing of the Barron Purchase Agreement on August 3, 2006 (the “Closing”), Wireless Age received $1,000,000 cash from Barron and issued 7,142,900 Series A Convertible Preferred Shares, each convertible into one share of common stock (the “Series A Preferred Shares”) and warrants to purchase 7,500,000 common shares at a purchase price of $0.25 per share (the “Series A Warrant”) and 7,500,000 common shares at a purchase price of $0.50 per share (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”); and

WHEREAS, it was agreed pursuant to the Barron Purchase Agreement that the exercise prices for the Warrants and the conversion price for the Series A Preferred Shares would be subject to certain proportional and percentage adjustments, in respect of Wireless Age’s earnings per share for the fiscal years ended 2006 and 2007; and

WHEREAS, on January 3, 2007, Barron  converted 1,350,000 Series A Preferred Shares to 1,350,000 common shares; and

WHEREAS, on February 8, 2007, Barron converted 1,600,000 Series A Preferred Shares to 1,600,000 common shares; and

WHEREAS, Wireless Age failed to meet certain pre-tax earnings per share targets during the year ended December 31, 2006, and the conversion rate of the remaining 4,192,900 Series A Preferred Shares was amended so that they convert into 8,385,800 common shares, the exercise price on the Series A Warrants was reduced from $0.25 to $0.125 per share and the exercise price of the Series B Warrants was reduced from $0.50 to $0.25 per share; and

WHEREAS, on April 30, 2007, Wireless Age was informed that Newlook exercised an option to acquire certain Wireless Age securities held by Barron, including (i) all of Barron’s Series A Preferred Shares; (ii) Series A Warrants to purchase 5,000,000 shares of common stock; and (iii) Series B Warrants to purchase 5,000,000 shares of common stock; and

WHEREAS, it is anticipated that Wireless Age will fail to meet certain pre-tax earnings per share targets during the year ended December 31, 2007, and the conversion rate of the remaining 4,192,900 Series A Preferred Shares will be amended such that they convert into 16,771,600 common shares, the exercise price on the Series A Warrants be reduced from $0.125 to $0.0625 per share and the exercise price of the Series B Warrants be reduced from $0.25 to $0.125 per share; and

WHEREAS, certain covenants contained in the Barron Purchase Agreement placed restrictions on the composition of Wireless Age’s Board (the “Board”), including requirements that (i) Wireless Age increase the membership of the Board to five persons; and (ii) a majority of the Board must be qualified independent directors, with a majority of outside directors serving on the audit and compensation committees of the Board, within 30 days of the Closing; and

WHEREAS, effective February 4, 2007 the aforementioned requirements regarding the Board’s composition were breached; and

WHEREAS, Wireless Age and Newlook wish to resolve through agreement any claims that may have arisen or could arise between those parties.

NOW, THEREFORE, the Parties agree as follows:

1.	Terms of Settlement.

Upon the execution of this Agreement (the “Effective Date”):

1.1           Issuance of Common Stock.  Wireless Age will issue to Newlook an aggregate number of 26,638,267 shares of the common stock of Wireless Age, as set forth below (such shares are collectively referred to herein as the “Settlement Shares”) as follows:
                     1.1.1                 16,771,600 restricted shares of Wireless Age’s common stock shall be issued to Newlook in exchange for, and in lieu of any and all rights to the 4,192,900 Series A Preferred Shares currently held by Newlook.

         1.1.2                 6,666,667 restricted shares of Wireless Age’s common stock shall be issued to Newlook in exchange for, and in lieu of any and all rights to (i) the Series A Warrants to purchase 5,000,000 shares of the common stock of Wireless Age; and (ii) the Series B Warrants to purchase 5,000,000 shares of the common stock of Wireless Age currently held by Newlook.

         1.1.3                 3,200,000 restricted shares of Wireless Age’s common stock shall be issued to Newlook in settlement of any and all claims Newlook may have or make in connection with the composition of Wireless Age’s Board, pursuant to the Barron Purchase Agreement or otherwise.

1.2           Board of Directors.  Upon execution hereof by the Parties, the Board of Directors of Wireless Age shall appoint Mr. Jason Moretto, the Chief Financial Officer of Newlook, as a  member of the Wireless Age Board of Directors.  Mr. Moretto shall serve on the Board with such rights and powers as other members of the Board until the next Annual Meeting of the Shareholders of Wireless Age.  Mr. Moretto shall not be compensated for service on, and rendered to, the Board.

1.3           Waiver.  In consideration for the provisions of Section 1.1 and 1.2 hereof, Newlook hereby waives any all rights it may currently have or have possessed in the past in the securities or property of Wireless Age, or to any payments by Wireless Age, including but not limited to any of Newlook’s rights pursuant to the Barron Purchase Agreement, that certain Registration Rights Agreement between Wireless Age and Barron Partners L.P. dated August 3, 2006, that certain Common Stock Purchase Warrant “A” issued by Wireless Age Communication, Inc. to Barron Partners L.P. dated August 3, 2006 or that certain Common Stock Purchase Warrant “B” issued by Wireless Age Communication, Inc. to Barron Partners L.P. dated August 3, 2006.

1.4           Release.  In consideration for the provisions of Section 1.1 and 1.2 hereof, Newlook hereby covenants and agrees (on behalf of itself and all of its current and former parents, subsidiaries, affiliated entities, predecessors, successors, officers, directors, shareholders, partners, general partners, limited partners, members, managers, agents, attorneys, insurers, and assigns) to fully release and discharge Wireless Age (and its current and former parents, subsidiaries, affiliated entities, predecessors, successors, officers, directors, shareholders, partners, general partners, limited partners, members, managers, employees, agents, attorneys, and assigns), of and from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any nature, kind, type, and description, whether known or unknown, suspected or unsuspected, that arose or may have arisen through the Effective Date which relate to the relationship or dealings between Wireless Age, on the one hand, and either Barron or Newlook, on the other hand, including but not limited to any claims that were brought or could have been brought in connection with any breach of the Barron Purchase Agreement, that certain Registration Rights Agreement between Wireless Age and Barron Partners L.P. dated August 3, 2006, that certain Common Stock Purchase Warrant “A” issued by Wireless Age Communication, Inc. to Barron Partners L.P. dated August 3, 2006 or that certain Common Stock Purchase Warrant “B” issued by Wireless Age Communication, Inc. to Barron Partners L.P. dated August 3, 2006.

1.5           The waivers and releases contained in Sections 1.3 and 1.4 hereof are contractual in nature and also constitute covenants not to sue on any matter waived or released.

2.	Representations and Warranties of Newlook.

Newlook represents and warrant to Wireless Age as follows:

2.1	Organization and Good Standing of Newlook.

Newlook is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2.2	Authority and Capacity.

Newlook possess all requisite legal right, power, authority and capacity to execute, deliver and perform this Agreement, and each other agreement, instrument and document to be executed and delivered to consummate the transactions contemplated herein and therein.

2.3	Ownership of Shares.

Newlook is sole beneficial and record owner of (i) the 4,192,900 Series A Preferred Shares; (ii) the Series A Warrants to purchase 5,000,000 shares of the common stock of Wireless Age; and (iii) the Series B Warrants to purchase 5,000,000 shares of the common stock to be transferred and cancelled hereby (the “Newlook Securities”), and has good and marketable title to the Newlook Securities, free and clear of all Liens.  No other Person has any right, title or interest in the Newlook Securities, contingent or otherwise, or any option or other right to acquire the Newlook Securities or claim any direct or indirect interest in the Newlook Securities (including but not limited to Barron).  The Newlook Securities are not subject of any domestic consent decree or domestic relations order.

2.4	Execution and Delivery; Enforceability.

The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action of Newlook.  At the Effective Date, this Agreement shall constitute the valid and binding obligations of Newlook enforceable against Newlook in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.  Newlook is not a party to, subject to, or bound by any order of any governmental authority, or any agreement which would prevent the execution or delivery of this Agreement by Newlook or the transfer of the Newlook Securities to Wireless Age.

2.5	Noncontravention.

     2.5.1                      Newlook is not required to submit any notice, report or other filing with any governmental authority in connection with its execution, delivery or performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Newlook in connection herewith, (ii) such execution, delivery and performance will not result in a breach or violation of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of any party to accelerate, amend, modify or terminate, or require payments under, or require the authorization, consent or approval from any third party or result in the creation of any lien upon such Newlook Securities, pursuant to any agreement to which Newlook is a party, and (iii) no consent, approval or authorization of any governmental authority or any other person is required to be obtained by Newlook in connection with its execution, delivery and performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Newlook in connection herewith or the consummation of the transactions contemplated hereby or thereby.

      2.5.2                      The execution and delivery by Newlook of this Agreement and any other document, instrument or agreement to be executed and delivered by Newlook in connection herewith and the consummation by Newlook of the transactions contemplated hereby and thereby will not conflict with or violate any laws applicable to Newlook or by which any of its properties or assets are bound or are subject.

2.6	Legal Proceedings.

There is no order and no action, suit, arbitration, proceeding, investigation or claim of any kind whatsoever, at law or in equity, pending or, to Newlook’s knowledge, threatened against Newlook, which would give a third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Newlook from complying with the terms and provisions of this Agreement.

2.7	Accredited Investor.

Newlook is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under he Securities Act of 1933, as amended (the “Securities Act”) and Wireless Age may fully rely upon Rule 506 of Regulation D in such regard and for purposes of construing the Acquisition as a Business Combination as such term is defined in Rule 501(d) of Regulation D.

2.8	Representations Regarding Settlement Shares.

2.8.1                      Own Account. Newlook is acquiring the Settlement Shares for its own account as principal, and not as a nominee or agent; for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct or indirect beneficial interest in such Settlement Shares or any portion thereof.  Newlook has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in the Settlement Shares to such person or to any third person.

2.8.2                      No Advertisement.  Newlook is not acquiring the Settlement Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or pursuant to any solicitation of a subscription by a person not previously known to Newlook in connection with investment securities generally.

2.8.3                      No Obligation to Register.  Newlook understands that Wireless Age is not under any obligation to register the Settlement Shares under the Securities Act, or to assist Newlook in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Newlook understands that the Settlement Shares must be held indefinitely unless such Settlement Shares are registered under the Securities Act or an exemption from registration is available.  Newlook acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that Newlook has been advised that Rule 144 permits resales only under certain circumstances. Newlook understands that to the extent that Rule 144 is not available, Newlook will be unable to sell any Settlement Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

2.8.4                      Experience. Newlook is (1) experienced in making investments of the kind described in this Agreement and the related documents, (2) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Wireless Age or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (3) able to afford the entire loss of its investment in the Settlement Shares.

2.8.5                      Exemption from Registration.  Newlook acknowledges its understanding that the offering and sale of Settlement Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties of Newlook made herein, Newlook further represent and warrant to and agree with Wireless Age as follows:

    (i)          Newlook realizes that the basis for the exemption may not be present if, notwithstanding such representations, Newlook is acquiring the Settlement Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  Newlook does not have any such intention.

 (ii)          Newlook has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the acquisition of the Settlement Shares.

 (iii)          Newlook has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Settlement Shares.

 (iv)           Newlook has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain all publicly available information concerning Wireless Age.

2.8.6                      No General Solicitation or Advertising in Regard to this Transaction.  Newlook acknowledges that neither Wireless Age, nor any of its affiliates nor any person acting on their behalf solicited Newlook either (1) in connection with any general solicitation (as such term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Settlement Shares, or (2) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Settlement Shares under the Securities Act.

2.8.7                      Private Transaction. Newlook acknowledges that this Agreement and the transactions contemplated hereby have been made pursuant to the exemption from registration under Section 4(2) of the Securities Act, as a non-public transaction that was privately negotiated by the parties hereto and their respective legal and other professional advisors. Newlook hereby acknowledges that no information regarding this Agreement or the offer and sale of the Settlement Shares contemplated hereby has been disseminated by Newlook to any third parties, other than Newlook’s legal counsel and/or professional business advisors.

2.8.8                      Risk. Newlook understands that an investment in the Settlement Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment.

2.8.9                      SEC Documents. Newlook has had an opportunity to review all of the SEC Reports filed by Wireless Age under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are publicly available on the SEC’s website at www.sec.gov.

2.8.10                    Reliance. Other than as set forth herein, Newlook is not relying upon any other information, representation or warranty by Wireless Age, or any officer, director, stockholder, agent or representative of Wireless Age in determining to invest in the Settlement Shares.  Newlook has consulted, to the extent deemed appropriate by Newlook, with Newlook’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Settlement Shares and on that basis believes that its investment in the Settlement Shares is suitable and appropriate for Newlook.

2.8.11                    No Governmental Review.  Newlook is aware that no federal or state agency has (1) made any finding or determination as to the fairness of this investment, (2) made any recommendation or endorsement of the Settlement Shares or Wireless Age or (3) guaranteed or insured any investment in the Settlement Shares or any investment made by Wireless Age.

2.8.12                    Full Disclosure. No representation or warranty made by Newlook to Wireless Age in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Newlook that has specific application to the Settlement Shares and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Settlement Shares that has not been set forth in this Agreement.

2.8.13                    Compliance Undertakings. Newlook hereby acknowledges that it is acquainted with the requirements of Section 16 and Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations issued thereunder.  Newlook understands that, as a result of its acquisition of the Settlement Shares, and in order to comply with Section 16 and Section 13(d) and the rules and regulations issued thereunder, Newlook may be required to file a report on Form 3 and a Schedule 13D and Newlook hereby undertakes and agrees to make such filing in a timely manner if so required.

2.9	Reliance on Representations and Warranties.

The representations and warranties of Newlook contained herein do not contain any material false statements or material omissions nor has Newlook or any officer, director, employee, agent, counsel or accountant of Newlook made any material false statements or material omissions of material information to any governmental authority.  Notwithstanding the scope of any due diligence on the part of Wireless Age, Wireless Age may fully rely upon the representations and warranties of Newlook contained herein as true and complete in all respects except to the extent qualified by reference to schedules attached hereto or to the extent qualified by materiality, and any due diligence on the part of Wireless Age shall not mitigate the full reliance of Wireless Age on the representations and warranties contained herein.

3.       Stock Certificates and Legends.

Within ten (10) days of the Effective Date, Wireless Age shall deliver to Newlook, at the address set forth herein, stock certificates for the Settlement Shares.  Each certificate representing the Settlement Shares shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

 THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1)(A) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE ACT AND STATE SECURITIES LAWS, OR (B) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND WHEREIN WIRELESS AGE COMMUNICATIONS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO WIRELESS AGE COMMUNICATIONS, INC. AND THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS WIRELESS AGE COMMUNICATIONS, INC. OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITIES EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

Wireless Age agrees to reissue certificates representing any of the Settlement Shares without the legend set forth above if at such time, prior to making any transfer of any such Settlement Shares, such holder thereof shall give written notice to Wireless Age describing the manner and terms of such transfer and removal as Wireless Age may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) Wireless Age has received an opinion of counsel reasonably satisfactory to Wireless Age, to the effect that the registration of the Settlement Shares under the Securities Act is not required in connection with such proposed transfer; (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by Wireless Age with the Commission and has become effective under the Securities Act; (iii) Wireless Age has received other evidence reasonably satisfactory to Wireless Age that such registration and qualification under the Securities Act and state securities laws are not required; or (iv) the holder provides Wireless Age with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) Wireless Age has received an opinion of counsel reasonably satisfactory to Wireless Age, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition; or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. Wireless Age will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this section, Wireless Age will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified; (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject; or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Wireless Age. The restrictions on transfer contained in this section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Settlement Shares is required to be issued to Newlook without a legend, in lieu of delivering physical certificates representing the Settlement Shares, provided Wireless Age’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, Wireless Age shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Settlement Shares to Newlook by crediting the account of Newlook’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

4.       No Admission.  This Agreement is not an admission by any of the Parties that any action it has taken or has failed to take is or was wrongful, unlawful, in violation of any local, state, or federal law, statute, or regulation, or susceptible of inflicting any damage or injury on any of the Parties.

5.       Agreement Not Evidence.  This Agreement, its signing, and its implementation may not be introduced or admitted into evidence in any proceeding except one brought by any of the Parties claiming that the terms of this Agreement have been violated.

6.       Entire Agreement.  This Agreement contains the entire agreement and understanding among the Parties concerning the matters described herein, and supersedes all of the Parties’ earlier agreements, contracts, discussions, negotiations, understandings, and proposals concerning such matters.  The terms of this Agreement cannot be changed except in a later document signed by an authorized representative of each of the Parties which specifically states that it is changing this Agreement.

7.       Interpretation.  This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties.  The section headings in this Agreement shall not affect its meaning.

8.       Waiver.  A failure by any of the Parties to insist upon strict compliance with any provision of this Agreement or to assert any right it may have hereunder will not be deemed a waiver by that party of such provision or right or of any other provision of or right under this Agreement.

9.       Severability.  Each part of this Agreement shall be severable from the rest, and if a court of competent jurisdiction finds that any part of this Agreement is invalid, void, or unenforceable, every other part of this Agreement shall remain in full force and effect and not in any way affected.

10.     Authority.  Each of the Parties represents and warrants that (a) its signatory to this Agreement has full legal authority to bind that Party to all terms and conditions of this Agreement, and (b) it has not entered into any other agreement, and is not under any obligation to take or refrain from taking any action, which is inconsistent with any part of this Agreement or that would in any way limit its ability to perform all of its obligations hereunder.

11.     Binding Effect.  This Agreement shall be binding upon the Parties’ respective successors, heirs, assigns, administrators, executors, and legal representatives.

12.     Assignment.  None of the Parties may assign any of its rights or obligations hereunder without the prior written consent of all of the other Parties.

13.     Governing Law.  All questions concerning the construction, validity, interpretation, enforcement, or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any state’s principles of conflicts of law.

14.     Consent to Jurisdiction and Venue.  The parties agree that any action or proceeding relating to or arising under this Agreement, including but not limited to any action or proceeding to enforce any part of this Agreement, shall be brought in the federal courts for the city and state of New York.  Each of the Parties freely consents and submits to the personal jurisdiction of those courts, acknowledges and agrees that such courts are and shall be a proper and convenient forum for resolving any disputes relating to or arising under this Agreement, and irrevocably waives its right to assert that personal jurisdiction is lacking or that venue is inappropriate or inconvenient in any such courts.

15.     Waiver of Jury Trial.  EACH OF THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO HAVE A JURY HEAR OR DECIDDE ANY CLAIM RELATING TO OR ARISING UNDER THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT A JURY.

16.     Notices.

          16.1       Any notice required or permitted under this Agreement must be in writing to be effective, and shall be considered to have been properly given the same day that is personally delivered or one (1) business day after it is deposited with a nationally known, reputable private delivery service for delivery the earliest possible next business day, in either case addressed as follows:

If to Newlook:

Newlook Industries Corp.
144 Front Street West, Suite 700
Toronto, Ontario, Canada M5J2L7
Attn: Jason Moretto, CFO

with a simultaneous copy delivered in the same manner to:

Eunice Kim
Counsel
Newlook Industries Corp.
144 Front Street West, Suite 700
Toronto, Ontario, Canada M5J2L7

If to Wireless Age:

Gary Hokkanen
Chief Financial Officer
Wireless Age Communications, Inc.
1075 Meyerside Dr., Unit 7
Mississauga, Ontario Canada L5T 1M3

with a simultaneous copy delivered in the same manner to:

Travis Gering
Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, NY 10005

          16.2       Any of the Parties may change the address to which notices to it should be sent by giving notice to all of the other Parties in accordance with Section 23.1.

17.     Knowing and Voluntary Agreement.  Each of the Parties acknowledges that:

          17.1       it has carefully read this Agreement and fully understands its meaning;

          17.2       it had full and adequate opportunity to review this Agreement with its freely chosen attorney or attorneys before signing it, and has done so to the full extent it believes necessary;

          17.3       it is signing this Agreement knowingly, voluntarily, and without any coercion or duress; and

          17.4      everything it is receiving for signing this Agreement is described herein, and no other promises or representations have been made to cause it to sign this Agreement.

18.     Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

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Wireless Age Communications, Inc.Newlook Industries Corp.Settlement Agreement and Release

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement, or have caused this Agreement to be executed and delivered by their duly authorized representatives, as of the date first written above.

WIRELESS AGE COMMUNICATIONS, INC.
By:
Name: Title:
NEWLOOK INDUSTRIES CORP.

By:
Name: Title: